Prospectus Supplement No. 2                     Filed Pursuant to Rule 424(b)(3)
(To Prospectus Dated December 15, 2000)               Registration No. 333-50098

                              Prospectus Supplement
                              Dated January 4, 2001

This prospectus relates to the resale by the holders of shares of Class A Common Stock.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated December 15, 2000.

The information in the table appearing under the heading "Selling Securityholders" on page 5 in the prospectus is hereby amended by adding the information below with respect to selling securityholders not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to selling securityholders previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

                                                                                   Percent of       Percentage of
                                                                  Percent of      Common Stock      Total Voting      Maximum Number
                                                 Shares Owned    Class A Prior      Prior to         Power Prior         of Shares
    Selling Securityholders                   Prior to Offering   to Offering       Offering         to Offering       Being Offered
   -------------------------                  -----------------  -------------    ------------      -------------     --------------
Sounds of Service Radio Inc. (1)                      100,000          *                 *                 *                100,000
Resop, Inc.                                                 0          *                 *                 *                      0

                                                      =======        =====             =====             =====              =======
TOTAL                                                 100,000          *                 *                 *                100,000


* Less than 1%.
(1) Includes shares issuable upon the exercise of a warrant.